Exhibit 99.1

Getty Images and Shutterstock to Merge, Creating a Premier Visual Content Company

•	Merged company will be well-positioned to meet the evolving needs of creative, media, and advertising industries through combined investment in content creation, event coverage, and product and technology innovation

•	Expected annual cost synergies between $150 million and $200 million by year three

•	Expected to be accretive to earnings and cash flow beginning in year two

•	Companies will hold conference call to discuss the transaction with investment community today at 8.30a.m. EST

NEW YORK, January 7, 2025 – Getty Images Holdings, Inc. (NYSE: GETY) and Shutterstock (NYSE: SSTK) today announced that they entered into a definitive merger agreement to combine in a merger of equals transaction, creating a premier visual content company. The combined company, which would have an enterprise value of approximately $3.7 billioni, will be named Getty Images Holdings, Inc and will continue to trade on the New York Stock Exchange under the ticker symbol “GETY”.

As a combined company, Getty Images and Shutterstock will offer a content library with greater depth and breadth for the benefit of customers, expanded opportunities for its contributor community and a reinforced commitment to the adoption of inclusive and representative content. Furthermore, the stronger financial profile of the combined company is expected to create increased capacity for product investment and innovation for customers in a fast-evolving and highly competitive environment.

“Today’s announcement is exciting and transformational for our companies, unlocking multiple opportunities to strengthen our financial foundation and invest in the future—including enhancing our content offerings, expanding event coverage, and delivering new technologies to better serve our customers,” said Craig Peters, CEO, Getty Images. “With the rapid rise in demand for compelling visual content across industries, there has never been a better time for our two businesses to come together. By combining our complementary strengths, we can better address customer opportunities while delivering exceptional value to our partners, contributors, and stockholders.”

“We are excited by the opportunities we see to expand our creative content library and enhance our product offering to meet diverse customer needs,” said Paul Hennessy, CEO, Shutterstock. “We expect the merger to produce value for the customers and stockholders of both companies by capitalizing on attractive growth opportunities to drive combined revenues, accelerating product innovation, realizing significant cost synergies and improving cash flow. We look forward to working closely with the Getty Images management team to complete the transaction and drive the next chapter of growth.”

Strategic and Financial Benefits

•	Cutting-edge innovation: Facilitates greater investment in innovative content creation, expanded event coverage, and customer-facing technologies and capabilities such as search, 3D imagery and generative AI.

•	Complementary portfolios: Creates a broader set of visual content products across still imagery, video, music, 3D and other asset types.

•	Expanded opportunities for content creators: Provides contributors substantially greater opportunities to reach customers around the world.

•	Strengthened balance sheet and greater cash flow generation: By deleveraging the combined balance sheet through the transaction and driving more robust cash flow, the combined company will be well positioned to accelerate debt repayment, reduce borrowing costs, and capitalize on new opportunities to create value for customers and stockholders.

•	Significant synergies: Drives expected run rate synergies across SG&A and CAPEX between $150 million and $200 million achieved within the first three years post-close, with approximately two-thirds expected to be delivered within the first twelve to twenty-four months.

•	Compelling Financial Profile: On a pro forma 2024 basis the combined company would have an attractive financial profile:

o	Revenue of between $1,979 million and $1,993 million, including 46% of subscription revenue

o	Pre-synergy EBITDA of between $569 million and $574 million

o	Pre-synergy Adjusted EBITDA less capital expenditures of between $461 million and $466 million

o	Pre-synergy net leverage of 3.0x pro forma 2024 pre-synergy EBITDA

Leadership and Governance

At close, Getty Images’s CEO, Craig Peters, will serve as CEO of the combined company. The combined company will have an eleven-member Board of Directors, comprised of Getty Images CEO Craig Peters, six directors designated by Getty Images and four directors designated by Shutterstock, including Paul Hennessy, Shutterstock CEO. The Chairman of the Board of Directors of the combined company will be Mark Getty, currently Chairman of Getty Images.

Transaction Details

Under the terms of the agreement, which was unanimously approved by the Boards of Directors of both companies, Shutterstock stockholders at close can elect to receive one of the following:

i.	$28.84870 per share in cash for each share of Shutterstock common stock they own;

ii.	13.67237 shares of Getty Images common stock for each share of Shutterstock common stock they own; or

iii.	a mixed consideration of 9.17 shares of Getty Images common stock plus $9.50 in cash for each share of Shutterstock common stock they own.

Shutterstock shareholder elections at close are subject to proration to ensure that the aggregate consideration payable by Getty Images consist of $9.50 in cash per Shutterstock share as of immediately before close and 9.17 shares of Getty Images stock per Shutterstock share as immediately before close.

Based on the common shares outstanding as of the signing date, the aggregate consideration payable by Getty Images would consist of $331 million in cash and 319.4 million shares of Getty Images stock. These figures do not include the impact of unvested Shutterstock equityholders as of the signing date and do not assume any vesting of currently-unvested Shutterstock equity holdings between signing and close.

Shutterstock equityholders with unvested RSU and PSU grants at close will only be eligible to receive the mixed consideration noted above upon vesting with respect to such grants. Shutterstock option holders will have their options and strike prices adjusted by a ratio equal to the sum of (i) 9.17 and (ii) $9.50 divided by the 10-day average closing stock price of Getty Images common stock for the period ending two (2) business days prior to the closing as quoted on NYSE. Equity treatment will take into account any employment contracts in place at the close of the transaction. Aggregate cash and share amounts are estimates and are subject to change between signing and close.

At close, Getty Images stockholders will own approximately 54.7% and Shutterstock stockholders will own approximately 45.3% of the combined company on a fully diluted basis. Shutterstock will, at the discretion of its Board of Directors, continue to declare and pay quarterly cash dividends, in accordance with its dividend policy, pending the close of the transaction.

Timing and Closing

The transaction is subject to the satisfaction of customary closing conditions, including receipt of required regulatory approvals, the approval of Getty Images and Shutterstock stockholders and the extension or refinancing of Getty Images’ existing debt obligations.

Advisors

Berenson & Company, LLC is acting as lead financial advisor and J.P. Morgan Securities LLC is acting as a financial advisor to Getty Images and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor. Allen & Company LLC is acting as exclusive financial advisor to Shutterstock and White & Case LLP is serving as legal advisor.

Conference Call

Getty Images and Shutterstock will hold a conference call to discuss the transaction today, January 7, 2025, at 8:30 a.m. Eastern Time. The live webcast will be accessible through the Investor Relations section of the each company’s website at https://investors.gettyimages.com/ and https://investor.shutterstock.com.

To access the call through a conference line, dial 1-800-445-7795 (in the U.S.) or 1-785-424-1699 (international callers). The conference ID for the call is GETTY. A replay of the conference call will be posted shortly after the call and will be available for fourteen days following the call. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 11156500.

Investor Contact Getty Images:
Steven Kanner

Investorrelations@gettyimages.com

Media Contact Getty Images:
Anne Flanagan

Anne.flanagan@gettyimages.com

Investor Contact Shutterstock:
Chris Suh

csuh@shutterstock.com

Media Contact Shutterstock:

Lori Rodney

lrodney@shutterstock.com

About Getty Images

Getty Images (NYSE: GETY) is a preeminent global visual content creator and marketplace that offers a full range of content solutions to meet the needs of any customer around the globe, no matter their size. Through its Getty Images, iStock and Unsplash brands, websites and APIs, Getty Images serves customers in almost every country in the world and is the first-place people turn to discover, purchase and share powerful visual content from the world’s best photographers and videographers. Getty Images works with over 576,000 content creators and more than 340 content partners to deliver this powerful and comprehensive content. Each year Getty Images covers more than 160,000 news, sport and entertainment events providing depth and breadth of coverage that is unmatched. Getty Images maintains one of the largest and best privately-owned photographic archives in the world with millions of images dating back to the beginning of photography.

Through its best-in-class creative library and Custom Content solutions, Getty Images helps customers elevate their creativity and entire end-to-end creative process to find the right visual for any need. With the adoption and distribution of generative AI technologies and tools trained on permissioned content that include indemnification and perpetual, worldwide usage rights, Getty Images and iStock customers can use text to image generation to ideate and create commercially safe compelling visuals, further expanding Getty Images capabilities to deliver exactly what customers are looking for.

For company news and announcements, visit our Newsroom.

About Shutterstock, Inc.

Shutterstock, Inc. (NYSE: SSTK) is a premier partner for transformative brands, digital media and marketing companies, empowering the world to create with confidence. Fueled by millions of creators around the world and a fearless approach to product innovation, Shutterstock is the leading global platform for licensing from the most extensive and diverse collection of high-quality 3D models, videos, music, photographs, vectors and illustrations. From the world's largest content marketplace, to breaking news and A-list entertainment editorial access, to all-in-one content editing platform and studio production service—all using the latest in innovative technology—Shutterstock offers the most comprehensive selection of resources to bring storytelling to life.

Learn more at www.shutterstock.com and follow us on LinkedIn, Instagram, Twitter, Facebook and YouTube.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed transaction, Getty Images intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include an information statement of Getty Images and a proxy statement of Shutterstock and that also will constitute a prospectus with respect to shares of Getty Images’ common stock to be issued in the transaction (the “joint proxy and information statement/prospectus”). Each of Getty Images and Shutterstock may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This press release is not a substitute for the joint proxy and information statement/prospectus or any other document that Getty Images or Shutterstock may file with or furnish to the SEC. The definitive joint proxy and information statement/prospectus (if and when available) will be mailed to stockholders of Getty Images and Shutterstock. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND ALL OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH OR FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the joint proxy and information statement/prospectus (if and when available) and other documents containing important information about Getty Images, Shutterstock and the proposed transaction, once such documents are filed with or furnished to the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with or furnished to the SEC by Getty Images will be available free of charge on Getty Images’ website at investors.gettyimages.com or by contacting Getty Images’ Investor Relations department by email at investorrelations@gettyimages.com. Copies of the documents filed with or furnished to the SEC by Shutterstock will be available free of charge on Shutterstock’s website at investor. shutterstock.com or by contacting Shutterstock’s Investor Relations department by email at IR@Shutterstock.com.

Participants in the Solicitation

This communication is not a solicitation of proxies in connection with the proposed transaction. Getty Images, Shutterstock and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Getty Images, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Getty Images’ proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 24, 2024. Information about the directors and executive officers of Shutterstock, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Shutterstock’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 26, 2024. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy and information statement/prospectus and other relevant materials to be filed with or furnished to the SEC regarding the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

The statements in this press release, and any related oral statements, include forward-looking statements concerning Getty Images, Shutterstock, the proposed transaction described herein and other matters. All statements, other than historical facts, are forward-looking statements. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, financings or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur or the timing thereof. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “could,” “might,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology, but not all forward-looking statements include such identifying words. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary. The forward-looking statements in this press release relate to, among other things, obtaining applicable regulatory and stockholder approvals on a timely basis or otherwise, satisfying other closing conditions to the proposed transaction, on a timely basis or otherwise, the expected tax treatment of the transaction, the expected timing of the transaction, and the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom. Important factors that could cause actual results to differ materially from such forward-looking statements include, among other things: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; interloper risk; failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing (or at all); negative effects of the announcement of the transaction on the ability of Shutterstock or Getty Images to retain and hire key personnel and maintain relationships with customers, suppliers and others who Shutterstock or Getty Images does business, or on Shutterstock or Getty Images’ operating results and business generally; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, as expected (or at all), or that such benefits may take longer to realize or may be more costly to achieve than expected; the risk that disruptions from the transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; potential litigation associated with the transaction; the potential impact of the announcement or consummation of the transaction on Getty Images’, Shutterstock’s or the combined company’s relationships with suppliers, customers, employers and regulators; demand for the combined company’s products; potential changes in the Getty Images stock price that could negatively impact the value of the consideration offered to the Shutterstock stockholders; the occurrence of any event that could give rise to the termination of the proposed transaction; and Getty Images’ ability to complete any refinancing of its debt or new debt financing on a timely basis, on favorable terms or at all. A more fulsome discussion of the risks related to the proposed transaction will be included in the joint proxy and information statement/prospectus. For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in each of Getty Images’ and Shutterstock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward looking statements. While the list of factors presented here is, and the list of factors presented in the joint proxy and information statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Neither Getty Images nor Shutterstock assumes, and each hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.

i Pro-Forma Combined Enterprise Value is based on closing share prices as of January 6, 2025.